SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A

                        Amendment No. 1 to Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 9, 2000

                            REINHOLD INDUSTRIES,INC.
-----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
-----------------------------------------------------------------------
(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
-----------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281




                                      N/A

-----------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 9, 2000, Reinhold Industries, Inc. (the "Company"), through its wholly-owned subsidiary, Samuel Bingham Enterprises, Inc., an Indiana corporation, purchased substantially all of the assets, including real, personal and intellectual properties, and assumed certain liabilities of Samuel Bingham Company, an industrial and graphic arts roller manufacturing and supplying business, headquartered in Bloomingdale, Illinois ("Bingham").

         The purchase price paid at closing consisted of cash consideration of Fifteen Million Dollars ($15,000,000.00) plus additional cash consideration of Five Hundred and Five Thousand Three Hundred Seventeen Dollars and Three Cents ($505,317.03). The additional cash consideration was based on estimated working capital as of March 8, 2000 and is subject to change as more fully described in
Section 2.5 of the attached Asset Purchase Agreement. A source of funds for the purchase price was a five-year term loan with the Bank of America for Eleven Million Dollars ($11,000,000.00) with the balance being paid from cash on hand. The purchase was accounted for by the purchase method of accounting.

         The asset purchase was pursuant to an Asset Purchase Agreement, dated as of February 3, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration of Trust Dated February 13, 1990, and JoAnn Barrett, and Samuel Bingham Enterprises, Inc., as amended by that certain Amendment to Asset Purchase Agreement, dated as of March 9, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration Of Trust Dated February 13, 1990, and JoAnn Barrett, Samuel Bingham Enterprises, Inc., an Indiana corporation, and Samuel Bingham Company (Canada) Limited, an Ontario corporation.

         The above description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such document which is attached as an Exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

                             SAMUEL BINGHAM COMPANY
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITOR'S REPORT
                               FOR THE YEAR ENDED

                                DECEMBER 31, 1998

                                    CONTENTS

                                                                           PAGE

Independent Auditor's Report                                                  1

Consolidated Financial Statements:

   Balance Sheet                                                              2

   Statement of Stockholders' Equity                                          3

   Statement of Income                                                        4

   Statement of Cash Flows                                                    5

   Notes to Financial Statements                                           6-10

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Samuel Bingham Company
Bloomingdale, Illinois

We have audited the accompanying consolidated balance sheet of SAMUEL BINGHAM COMPANY AND SUBSIDIARIES as of December 31, 1998, and the related consolidated statements of stockholders' equity, income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Samuel Bingham Company and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                              Wolf & Company LLP

Oak Brook, Illinois
April 1, 1999

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                December 31, 1998

                                   A S S E T S

Current assets (Notes 4 and 5):

     Cash                                                          $     69,071
     Accounts receivable:
        Trade, less allowance for doubtful accounts of $30,000        3,537,378
        Other                                                             2,706
     Inventories (Note 2)                                             1,615,501
     Prepaid expenses                                                   143,707
     Due from officers/stockholders (Note 3)                            127,770
                                                                     -----------

              Total current assets                                    5,496,133
                                                                     -----------

Property, plant and equipment (Notes 4 and 5):

     Land                                                               301,703
     Buildings and improvements                                       3,228,508
     Furniture and equipment                                          7,463,762
                                                                     -----------

                                                                     10,993,973

     Less accumulated depreciation                                    6,087,390
                                                                     -----------

                                                                      4,906,583

Other assets:
     Cash surrender value of officers' life insurance                   234,776
     Other                                                               16,497
                                                                     -----------

                                                                        251,273

                                                                   $ 10,653,989
                                                                   =============


See accompanying notes to consolidated financial statements.

                   SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                December 31, 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Bank notes payable (Note 4)                                     $1,697,000
     Current maturities of long-term debt (Note 5)                      331,421
     Trade accounts payable                                           1,915,133
     Salaries, wages and bonuses                                        173,088
     Taxes other than income taxes                                      159,743
     Vacation pay accrued                                               338,362
     Income taxes payable                                                82,166
     Other accrued expenses                                              88,306
                                                                     -----------

           Total current liabilities                                  4,785,219
                                                                     -----------

Long-term liabilities:
     Long-term debt (Note 5)                                          1,538,140
     Deferred employee benefits (Note 6)                                123,056
     Deferred income taxes                                              152,325
     Obligation under stock redemption (Note 10)                        430,789
                                                                    ------------
                                                                      2,244,310

Stockholders' equity:
     Capital stock, par value $3.33 a share; authorized and issued
       (including shares in treasury) - 3,409 shares                     11,363
     Additional paid-in capital                                         421,470
     Retained earnings                                                4,156,647
     Accumulated other comprehensive income                              83,412
     Treasury stock at cost (1,768 shares)                           (1,048,432)
                                                                   -------------

           Total stockholders' equity                                 3,624,460
                                                                   -------------

                                                                   $ 10,653,989
                                                                   =============

See accompanying notes to consolidated financial statements.


                                          SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                      ----------------------------------------------
                                           For the Year Ended December 31, 1998


                                                Capital Stock                                                  Accumulated
                                         -----------------------------     Additional                            Other
                                           Shares                           Paid-in           Retained       Comprehensive
                                           Issued          Amount           Capital           Earnings           Income
                                         -----------   ---------------  -----------------   --------------   ---------------
Balance, December 31, 1997                     3,409         $  11,363       $    421,470      $ 3,117,363       $  (44,235)


Net income                                         -                 -                  -        1,556,192                -

Other comprehensive income
    Foreign currency
      translation adjustment                       -                 -                  -                -           127,647

Distributions:
    Payments to stockholders                       -                 -                  -         (516,908)              -
                                                ----              ----               ----        ---------          --------
Comprehensive income

Balance, December 31, 1998                     3,409         $  11,363       $    421,470      $ 4,156,647        $   83,412
                                            ========        ==========      =============    =============        ==========




See accompanying notes to consolidated financial statements.

       Treasury                         Comprehensive
        Stock             Total            Income
    ---------------   --------------   ----------------

     $(1,048,432)      $ 2,457,529


                         1,556,192       $ 1,556,192



                -          127,647           127,647
                                             -------

                -         (516,908)
             ----        ---------
                                         $ 1,683,839
                                         ===========
      $(1,048,432)     $ 3,624,460
     ============     ============

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
                      For the Year Ended December 31, 1998



Income:
     Net sales                                                     $ 25,011,378
     Other, net                                                         344,775
                                                                   -------------
                                                                     25,356,153

Costs and expenses:
     Cost of products sold                                           14,936,056
     Provision for depreciation and amortization                        402,899
     Selling and delivery expenses                                    4,112,700
     Administrative and general expenses                              3,352,110
     Adjustment for restructuring (Note 1)                              349,611
     Plant closing and moving expense                                   211,615
     Interest expense                                                   434,970
                                                                    ------------

                                                                     23,799,961

        Net income                                                   $1,556,192
                                                                    ============







See accompanying notes to consolidated financial statements.

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
                      For the Year Ended December 31, 1998

Cash flows from operating activities:

    Net income                                                       $1,556,192
    Adjustments to reconcile net income to
      net cash provided by operating activities:
       Depreciation and amortization                                    402,899
       Adjustment for restructuring                                     349,611
       Foreign currency translation                                     147,996
       Gain on sale of fixed assets                                    (111,503)
       Decrease (increase) in:
          Receivables                                                   404,161
          Inventories                                                   172,393
          Prepaid expenses                                               55,515
          Other assets                                                    1,533

       Increase (decrease) in:
          Accounts payable                                           (1,081,379)
          Accrued expenses and other                                     33,444
          Deferred employee benefits                                      9,640
                                                                    ------------
             Net cash provided by operating activities                1,940,502
                                                                    ------------

Cash flows from investing activities:
    Proceeds from sale of fixed assets                                  212,257
    Purchase of property, plant and equipment                          (246,451)
    Increase in cash surrender value of officers life insurance         (39,492)
                                                                    ------------
             Net cash used by investing activities                      (73,686)
                                                                    ------------

Cash flows from financing activities:
    Proceeds from officer notes                                          93,530
    Net reduction of revolving line of credit                        (1,103,000)
    Principal payments on long-term debt                               (406,418)
    Distributions to stockholders                                      (516,908)
    Payments under stock redemption agreement                           (16,688)
                                                                     -----------
             Net cash used by financing activities                   (1,949,484)
                                                                     -----------

             Net decrease in cash                                       (82,668)

Cash, beginning of year                                                 151,739
                                                                     -----------
Cash, end of year                                                     $  69,071
                                                                       =========

Supplemental disclosure of cash flow information:
 Cash paid during year for:
       Interest                                                       $ 448,393
       Income taxes                                                   $  20,058




See accompanying notes to consolidated financial statements.

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   1.    Significant Accounting Policies

         Principles of Consolidation - The consolidated financial statements include the accounts and transactions of the Company and its subsidiaries, Samuel Bingham Company (Canada) Limited and Samuel Bingham Company of Canada (Quebec) Limited. Significant intercompany accounts and transactions have been eliminated in consolidation. Effective December 31, 1998, the subsidiaries were liquidated and the net assets of the aforementioned subsidiaries were merged into the Company. An adjustment to carrying values of the Canadian operations was charged to 1998 income in the amount of $349,611.

         Nature of Operations - The Company is a manufacturer and distributor of
         printing   rollers  and  related   products.   Facilities  are  located
         throughout the United States and Canada.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Inventories - Inventories are valued at the lower of cost or market. Cost of inventories is determined by either the last-in, first-out method or the first-in, first-out method.

         Other Comprehensive Income - In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130 requires that all items of comprehensive income be classified separately and the accumulated balance of comprehensive income be reported in the equity section of the financial statements. The Company adopted SFAS No. 130 during 1998. The Company has one item of comprehensive income which relates to foreign currency translation adjustments. The adoption of SFAS No. 130 did not have an effect on the Company's financial condition.

         Depreciation of Property, Plant and Equipment - Depreciation is computed on the straight-line method for financial reporting purposes and by accelerated methods for tax purposes, based on the following estimated useful lives:

                                                                     Useful Life
                                                                     -----------
         Buildings and improvements                                     40 years
         Furniture and equipment                                      5-20 years

         Foreign Currency Translation - The financial statements of the Canadian subsidiaries are translated to United States dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. All balance sheet accounts are translated at the current exchange rate, and income statement items are translated at the average exchange rate for the year; resulting translation adjustments are made directly to a separate component of stockholders' equity. Certain other transaction adjustments are reported in income.

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)
                   ------------------------------------------



   2.    Inventories

         The excess of current cost over the carrying amount of inventories valued by the last-in, first-out method amounted to approximately $1,166,361 at December 31, 1998. Inventory costs of the Canadian operations are stated using the first-in, first-out method and approximated $335,843 at December 31, 1998.

   3.    Receivables from Officers/Stockholders

         In connection with the Company's election of Subchapter S status during 1986, the stockholders purchased 21% of the outstanding capital stock of the Company's Canadian subsidiaries in exchange for notes receivable in the original amount of $163,800. During the current year the notes were paid in full. Other receivables from stockholders arising during 1998 have no formal terms of repayment and are non-interest bearing.

   4.    Bank Notes Payable

         The bank note payable reflects a line of credit which bears interest at prime, and is secured by substantially all of the Company's assets. The maximum amount which can be drawn on the line of credit is $2,800,000 of which $1,500,000 is outstanding at December 31, 1998. The current agreement expires on May 31, 1999. Certain financial and operating covenants must be met.

         A second note bears interest at the bank's prime rate and is secured by substantially all of the Company's assets. The amount due as of December 31, 1998 was $197,000.

   5.    Long-term Debt

         The Company is liable for the following long-term notes payable:
        Note  payable,  dated  May,  1993,  payable in monthly  installments  of $1,488,  plus interest  at 70% of prime rate with a floor of 5%.  Final  payment  due  September,
           2000, secured by equipment.                                                                $      31,250

        Note payable,  dated April, 1994, payable in quarterly  installments of $25,000,  plus interest  at prime  plus  one-quarter  percent.  Final  payment  due  April,  1999,
           secured by substantially all of the Company's assets.                                             25,000

        Note payable,  dated November,  1995, payable in monthly  installments of $1,653, plus interest at 8.25%.  Final payment due November,  2000, secured by substantially all
           of the Company's assets.                                                                         236,339

        Note  payable,  dated June,  1996,  payable in monthly  installments  of $5,167,  plus interest at 8.55%.  Final payment due May, 2003,  secured by  substantially  all of
           the Company's assets.                                                                            459,823



                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)
                   ------------------------------------------



   5.    Long-term Debt (Cont.)
         --------------

        Note  payable,  dated May,  1996,  payable in monthly  installments  of $13,060,  plus interest at 8.66%.  Final payment due May, 2003,  secured by  substantially  all of
           the Company's assets.                                                                            692,155

        Note  payable,  dated June,  1997,  payable in monthly  installments  of $4,167,  plus interest at prime.  Final payment due June, 2002,  secured by substantially  all of
           the Company's assets.                                                                            424,994
                                                                                                      -------------

                                                                                                          1,869,561

        Less current portion                                                                                331,421
                                                                                                      -------------

                                                                                                      $   1,538,140

         Aggregate  principal   maturities  of  long-term  debt  for  the  years
         succeeding December 31, 1998 are as follows:

                1999            $  331,421
                2000               498,624
                2001               268,728
                2002               493,706
                2003               277,082
                                ----------
                                $1,869,561
                                ==========


   6.    Retirement Plans

         The Company has two plans to provide retirement benefits for eligible employees. Generally, the Company's funding policy is to contribute the ERISA minimum required contribution. Benefits for retired or terminated employees or their beneficiaries are based on the employees' highest earnings during any five consecutive calendar years of employment.

         The following table sets forth the plans' funded status and amounts recognized in the Company's balance sheet at December 31, 1998, related to the retirement plans:

         Benefit obligation at December 31              $1,990,226
         Fair value of plan assets at December 31        2,142,665
                                                        ----------
                Funded status                           $ (152,439)
                                                        ==========

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)
                   ------------------------------------------



   6.    Retirement Plans

         Weighted-average asumptions as of December 31:
                Discount rate                                   8.00%
                Expected return on plan assets                  8.00%
                Rate of compensation increase                     N/A

         The Company also sponsors an employee 401(k) plan, whereby the Company may contribute a percentage of employee contributions to the Plan at the discretion of the Company's Board of Directors. In 1998, Company contributions amounted to $26,163.

         The Company has entered into a non-qualified agreement to provide retirement benefits to a former employee. Interest is accruing on the liability at 6% to 11%. Total interest expense for the year ended December 31, 1998 was $9,640. The remaining benefit (all vested) was $123,056 at December 31, 1998.

   7.    Subchapter S Election and Income Taxes

         During December, 1986, the stockholders elected, under the provisions of Subchapter S of the Internal Revenue Code, to have the Company's income from United States operations for years subsequent to 1986 included in their own income for federal and certain state income tax purposes. Accordingly, the Company is not subject to United States federal and certain state income taxes. It is the intention of the Board of Directors to make distributions to the stockholders for the individual taxes attributable to the Company's United States income. The Company remains liable for certain state and Canadian income taxes. Deferred tax liability is provided for temporary differences on state returns and other potential liabilities for federal corporate taxes.

   8.    Commitments

         The Company leases real estate and vehicles used in operations. Rental expense amounted to $745,790 in 1998, including charges for automobile and truck rentals of $377,632.

         Future minimum rental commitments under noncancelable operating leases at December 31, 1998, are approximately as follows:

                1999                    $  312,919
                2000                       284,965
                2001                       280,903
                2002                       277,532
                2003                       223,690
                Thereafter                 289,553
                                        ----------
                                        $1,669,562
                                        ==========

                     SAMUEL BINGHAM COMPANY AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)
                   ------------------------------------------



   8.    Commitments (Cont.)
         -----------

         Certain lease agreements for office and plant space provide for increased rental payments dependent upon future real estate taxes and other operating cost increases. Options to renew for periods ranging from three to five years are contained in several leases.

         The Company has agreed to purchase, under certain circumstances, all of the outstanding capital stock of any shareholder. The purchase price is to equal book value, as defined, and is payable under various methods as described in the agreement.

   9.    Medical Benefits

         The Company is self-insured for medical benefits to employees. The amount charged to expense for group insurance in 1998 was $286,251, based upon actual and projected claims incurred. No accrual for unprocessed claims was reported at December 31, 1998 as claims are being paid weekly as presented.

  10.    Stock Redemption

         During 1994 a stockholder retired, resulting in the redemption of 37.9% of the Company's outstanding common stock. As consideration for the redemption, a lifetime annual annuity of $50,000 was entered into, along with other considerations. Total present value of the consideration at the time of redemption was $964,818. At December 31, 1998, the remaining liability has been stated at its present value of $447,477, of which $16,688 is included with other accrued expenses in current liabilities.

                             SAMUEL BINGHAM COMPANY

                              FINANCIAL STATEMENTS

                                       AND

                          INDEPENDENT AUDITOR'S REPORT
                               FOR THE YEAR ENDED

                                DECEMBER 31, 1999

                                    CONTENTS

                                                                           PAGE

Independent Auditor's Report                                                  1

Financial Statements:

   Balance Sheet                                                              2

   Statement of Stockholders' Equity                                          3

   Statement of Income                                                        4

   Statement of Cash Flows                                                  5-6

   Notes to Financial Statements                                           7-11

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Samuel Bingham Company
Bloomingdale, Illinois

We have audited the accompanying balance sheet of SAMUEL BINGHAM COMPANY as of December 31, 1999, and the related statements of stockholders' equity, income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Samuel Bingham Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                              Wolf & Company LLP

Oak Brook, Illinois
March 13, 2000

                             SAMUEL BINGHAM COMPANY
                                  BALANCE SHEET
                                ---------------
                                December 31, 1999

                                   A S S E T S

Current assets (Notes 4 and 5):

     Cash                                                             $ 146,639
     Accounts receivable:
        Trade, less allowance for doubtful
          accounts of $30,000                                         3,498,491
        Other                                                            58,324
     Inventories (Note 2)                                             1,662,390
     Prepaid expenses                                                   427,378
     Due from stockholder (Note 3)                                      332,312
                                                                    ------------
            Total current assets                                      6,125,534
                                                                    ------------

Property, plant and equipment (Notes 4 and 5):

     Land                                                               235,953
     Buildings and improvements                                       2,277,052
     Furniture and equipment                                          7,661,608
                                                                    ------------
                                                                     10,174,613

     Less accumulated depreciation                                    5,636,787
                                                                    ------------

                                                                      4,537,826

Other assets:
     Cash surrender value of officers' life insurance                     2,301
     Other                                                               40,843
                                                                    ------------
                                                                         43,144

                                                                   $ 10,706,504
                                                                   =============

See accompanying notes to consolidated financial statements.

                             SAMUEL BINGHAM COMPANY
                                  BALANCE SHEET
                                ---------------
                                December 31, 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Bank note payable (Note 4)                                      $2,490,000
     Current maturities of long-term debt (Note 5)                      498,623
     Note payable - former stockholder (Note 10)                        278,310
     Trade accounts payable                                           2,077,212
     Salaries, wages and bonuses                                        115,122
     Taxes other than income taxes                                      126,699
     Vacation pay accrued                                               335,727
     Income taxes payable                                                36,626
     Current portion of obligation under stock redemption                17,997
     Other accrued expenses                                              52,242
                                                                      ----------
           Total current liabilities                                  6,028,558
                                                                      ----------

Long-term liabilities:
     Long-term debt (Note 5)                                          1,039,517
     Note payable - former stockholder (Note 10)                        459,137
     Deferred income taxes                                              152,325
     Obligation under stock redemption (Note 10)                        412,792
                                                                      ----------
                                                                      2,063,771

Stockholders' equity:
     Capital stock, par value $3.33 a share; authorized and issued
       (including shares in treasury) - 2,788 shares                      9,295
     Additional paid-in capital                                         262,155
     Retained earnings                                                3,396,317
     Accumulated other comprehensive loss                                (5,160)
     Treasury stock at cost (1,768 shares)                           (1,048,432)
                                                                      ----------
           Total stockholders' equity                                 2,614,175
                                                                      ----------

                                                                   $ 10,706,504
                                                                   =============


See accompanying notes to consolidated financial statements.



                             SAMUEL BINGHAM COMPANY
                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------
                      For the Year Ended December 31, 1999


                                                 Capital Stock                                            Accumulated
                                          -----------------------------   Additional                          Other
                                           Shares                          Paid-in        Retained       Comprehensive
                                           Issued          Amount          Capital        Earnings       Income (Loss)
                                         -----------   ---------------- --------------  --------------  -----------------

Balance, December 31, 1998                    3,409           $  11,363      $ 421,470     $ 4,156,647         $   83,412

Net income                                                            -              -       1,965,547                  -

Other comprehensive income:
    Foreign currency
      translation adjustment                                          -              -               -            (88,572)


Redemption of capital stock                    (621)             (2,068)      (159,315)     (1,223,223)                 -

Distributions:
    Payments to stockholders                                        -              -        (1,502,654)                 -
                                             ------               ------     -----------    ----------           ---------
Comprehensive income


Balance, December 31, 1999                    2,788            $   9,295      $ 262,155     $ 3,396,317         $  (5,160)
                                             ======             ========     ==========     ===========          =========




See accompanying notes to consolidated financial statements.

        Treasury                        Comprehensive
         Stock            Total             Income
    ----------------- --------------   -----------------

        $(1,048,432)    $ 3,624,460

                          1,965,547          $1,965,547



                  -         (88,572)            (88,572)
                                               --------

                  -      (1,384,606)


                  -      (1,502,654)
        ------------  --------------
                                            $ 1,876,975
                                            ===========
        $(1,048,432)   $  2,614,175
        ============   ============

                             SAMUEL BINGHAM COMPANY
                               STATEMENT OF INCOME
                               -------------------
                      For the Year Ended December 31, 1999



Income:
     Net sales                                                     $ 24,206,452
     Other, net                                                         455,821
                                                                   -------------
                                                                     24,662,273

Costs and expenses:
     Cost of products sold                                           14,818,760
     Provision for depreciation and amortization                        383,461
     Selling and delivery expenses                                    4,235,187
     Administrative and general expenses                              2,927,730
     Plant closing and moving expense                                     6,018
     Interest expense                                                   325,570
                                                                     -----------
                                                                     22,696,726

        Net income                                                   $1,965,547
                                                                    ============



See accompanying notes to consolidated financial statements.

                             SAMUEL BINGHAM COMPANY
                             STATEMENT OF CASH FLOWS
                           -------------------------
                      For the Year Ended December 31, 1999


Cash flows from operating activities:

     Net income                                                     $ 1,965,547
     Adjustments to reconcile net income to
       net cash provided by operating activities:
        Depreciation and amortization                                   383,461
        Foreign currency translation                                    (96,161)
        Gain on sale of fixed assets                                   (332,865)
        Decrease (increase) in:
           Receivables                                                  (16,731)
           Inventories                                                  (46,889)
           Prepaid expenses                                            (283,671)
           Other assets                                                 (26,808)
        Increase (decrease) in:
           Accounts payable                                               91,376
           Accrued expenses and other                                  (157,252)
           Deferred employee benefits                                     10,459
                                                                       ---------
              Net cash provided by operating activities                1,490,466
                                                                       ---------

Cash flows from investing activities:
     Proceeds from sale of fixed assets                               1,065,000
     Purchase of property, plant and equipment                         (666,085)
     Decrease in cash surrender value of officers life insurance        232,475
                                                                      ----------
              Net cash provided by investing activities                 631,390
                                                                      ----------

Cash flows from financing activities
     Redemption of stock                                               (215,721)
     Net increase in revolving line of credit                           793,000
     Principal payments on long-term debt                              (331,421)
     Distributions to stockholders                                   (1,498,670)
     Payments on notes payable-officer                                 (773,479)
     Payments under stock redemption agreement                          (17,997)
                                                                     -----------
              Net cash used by financing activities                  (2,044,288)
                                                                     -----------

              Net increase in cash                                       77,568

Cash, beginning of year                                                  69,071
                                                                     -----------
Cash, end of year                                                     $ 146,639
                                                                     ===========


See accompanying notes to consolidated financial statements.

                             SAMUEL BINGHAM COMPANY
                         STATEMENT OF CASH FLOWS (CONT.)
                            -------------------------
                      For the Year Ended December 31, 1999


Supplemental disclosure of cash flow information:
Cash paid during year for:

        Interest                                                      $ 324,033
        Income taxes                                                  $  72,290

Non-cash financing activities:
-----------------------------
     During the year the Company redeemed stock for $1,384,606 and settled other liabilities to the former shareholder, of which $1,377,412 was in the form of a note payable.





See accompanying notes to consolidated financial statements.

                             SAMUEL BINGHAM COMPANY
                          NOTES TO FINANCIAL STATEMENTS

   1.  Significant Accounting Policies

       Nature of Operations - The Company is a manufacturer and distributor of printing rollers and related products. Facilities are located throughout the United States and Canada.

       Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Inventories - Inventories are valued at the lower of cost or market. Cost of inventories is determined by either the last-in, first-out method or the first-in, first-out method.

       Other Comprehensive  Income - Statement of Financial Accounting Standards
       (SFAS) No. 130, Reporting Comprehensive Income, requires that all items of comprehensive income be classified separately and the accumulated balance of comprehensive income be reported in the equity section of the financial statements. The Company has one item of comprehensive income which relates to foreign currency translation adjustments.

       Depreciation of Property, Plant and Equipment - Depreciation is computed on the straight-line method for financial reporting purposes and by accelerated methods for tax purposes, based on the following estimated useful lives:

                                                                     Useful Life
                                                                     -----------
                     Buildings and improvements                         40 years
                     Furniture and equipment                          5-20 years

       Foreign Currency Translation - The financial statements of the Canadian subsidiaries are translated to United States dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. All balance sheet accounts are translated at the current exchange rate, and income statement items are translated at the average exchange rate for the year; resulting translation adjustments are made directly to a separate component of stockholders' equity. Certain other translation adjustments are reported in income.

   2.  Inventories

       The excess of current cost over the carrying amount of inventories valued by the last-in, first-out method amounted to approximately $944,150 at December 31, 1999. Inventory costs of the Canadian operations are stated using the first-in, first-out method and approximated $261,000 at December 31, 1999.

                             SAMUEL BINGHAM COMPANY
                      NOTES TO FINANCIAL STATEMENTS (CONT.)
                          -----------------------------



   3.  Receivable from Stockholder

       Receivable from stockholder has no formal terms of repayment and is non-interest bearing. It is anticipated that the balance at December 31, 1999 will be settled in 2000.

   4.  Bank Notes Payable

       The bank note payable reflects a line of credit which bears interest at prime, and is secured by substantially all of the Company's assets. The maximum amount which can be drawn on the line of credit is $2,800,000 of which $2,490,000 is outstanding at December 31, 1999. The current agreement expires on May 31, 2000. Certain financial and operating covenants must be met. Retired in March 2000 (See Note 11).

   5.  Long-term Debt

       The Company is liable for the following long-term notes payable:

        Note  payable,  dated May 1993,  payable  in  monthly  installments  of  $1,488,  plus interest  at 70% of prime  rate with a floor of 5%.  Final  payment  due  September
           2000, secured by equipment.                                                                $      13,393

        Note payable,  dated November 1995,  payable in monthly  installments of $1,653,  plus interest at 8.25%.  Final payment due November 2000,  secured by substantially  all
           of the Company's assets.                                                                         216,503

        Note  payable,  dated June  1996,  payable in  monthly  installments  of $5,167,  plus interest at 8.55%.  Final  payment due May 2003,  secured by  substantially  all of
           the Company's assets.                                                                            397,819

        Note  payable,  dated May 1996,  payable  in monthly  installments  of  $13,060,  plus interest at 8.66%.  Final  payment due May 2003,  secured by  substantially  all of
           the Company's assets.                                                                            535,435

        Note  payable,  dated June  1997,  payable in  monthly  installments  of $4,167,  plus interest at prime.  Final payment due June 2002,  secured by  substantially  all of
           the Company's assets.                                                                            374,990
                                                                                                      -------------

                                                                                                          1,538,140

        Less current portion                                                                                498,623
                                                                                                      -------------

                                                                                                      $   1,039,517

       Long-term debt listed above was retired in March 2000 following the transaction described in Note 11.

                             SAMUEL BINGHAM COMPANY
                      NOTES TO FINANCIAL STATEMENTS (CONT.)
                          -----------------------------



   5.  Long-term Debt (Cont.)
       --------------

       Aggregate principal maturities of long-term debt for the years succeeding December 31, 1999 are as follows:

                2000            $  498,623
                2001               268,728
                2002               493,706
                2003               277,083
                                ----------
                                $1,538,140
                                ==========

   6.  Retirement Plans

       The Company has two plans to provide retirement benefits for eligible employees. Generally, the Company's funding policy is to contribute the ERISA minimum required contribution. Benefits for retired or terminated employees or their beneficiaries are based on the employees' highest earnings during any five consecutive calendar years of employment.

       The following table sets forth the plans' funded status and amounts recognized in the Company's balance sheet at December 31, 1999, related to the retirement plans:

       Benefit obligation at December 31                    $1,965,201
       Fair value of plan assets at December 31              2,388,027
                                                            ----------
          Funded status                                        422,826
          Unrecognized transition asset                        (53,979)
          Prior service costs                                  166,184
          Unrecognized actual gain                            (396,142)
                                                            ----------
          Prepaid pension cost at December 31, 1999         $  139,549
                                                            ==========

       The net periodic pension cost for 1999 was $24,002.

       Weighted-average asumptions as of December 31:
                Discount rate                                    8.00%
                Expected return on plan assets                   8.00%
                Rate of compensation increase                      N/A

       The Company also sponsors an employee 401(k) plan, whereby the Company may contribute a percentage of employee contributions to the Plan at the discretion of the Company's Board of Directors. In 1999 there were no Company contributions.

                             SAMUEL BINGHAM COMPANY
                      NOTES TO FINANCIAL STATEMENTS (CONT.)
                          -----------------------------



   6.  Retirement Plans (Cont.)
       ----------------

       The Company has entered into a non-qualified agreement to provide retirement benefits to a former stockholder. Interest is accruing on the liability at 6% to 11%. Total interest expense for the year ended December 31, 1999 was $10,460. The remaining benefit (all vested) was $133,516 at December 31, 1999 (See Note 10).

   7.  Subchapter S Election and Income Taxes

       During December 1986, the stockholders elected, under the provisions of Subchapter S of the Internal Revenue Code, to have the Company's income from United States operations for years subsequent to 1986 included in their own income for federal and certain state income tax purposes. Accordingly, the Company is not subject to United States federal and certain state income taxes. It is the intention of the Board of Directors to make distributions to the stockholders for the individual taxes attributable to the Company's United States income. The Company remains liable for certain state and Canadian income taxes. Deferred tax liability is provided for temporary differences on state returns and other potential liabilities for federal corporate taxes.

   8.  Commitments

       The Company leases real estate used in operations. Rental expense amounted to $376,781 in 1999.

       Future minimum rental commitments under noncancelable operating leases at December 31, 1999, are approximately as follows:

                2000                    $  353,766
                2001                       339,220
                2002                       337,712
                2003                       214,790
                2004                        79,665
                Thereafter                 129,352
                                        ----------
                                        $1,454,505
                                        ==========

       Certain lease agreements for office and plant space provide for increased rental payments dependent upon future real estate taxes and other operating cost increases. Options to renew for periods ranging from three to five years are contained in several leases.

       The Company has agreed to purchase, under certain circumstances, all of the outstanding capital stock of any shareholder. The purchase price is to equal book value, as defined, and is payable under various methods as described in the agreement.

                             SAMUEL BINGHAM COMPANY
                      NOTES TO FINANCIAL STATEMENTS (CONT.)
                          -----------------------------



   9.  Medical Benefits

       The Company is self-insured for medical benefits to employees. The amount charged to expense for group insurance in 1999 was $373,943, based upon actual and projected claims incurred. No accrual for unprocessed claims was reported at December 31, 1999 as claims are being paid weekly as presented.

  10.  Stock Redemptions

       Note Payable

       On January 1, 1999, a stockholder owning 37.8% of the then-outstanding capital stock redeemed his shares in the Company. As consideration for the redemption, and settlement of other amounts due him, the shareholder received cash and life insurance cash value of $190,157, and a note payable in three installments of $459,137 due on April 26, 1999, 2000 and 2001, respectively. The April 2000 payment was reduced during 1999 for payments of $314,343 made on behalf of the redeemed shareholder. The outstanding balance at December 31, 1999 is $737,447, which includes amounts previously accrued under a deferred compensation agreement (See
       Note 6).

       Other Obligation

       Another former shareholder is being paid $50,000 per year for stock redeemed in 1994. Payments are due under a lifetime annuity and are stated at the present value of the projected payments. The outstanding balance at December 31, 1999 is $430,789, including $17,997 reported as a current liability.

  11.  Subsequent Event

       On March 9, 2000, the Company sold its operating assets, including receivables, inventories, prepaids, property, plant and equipment, net of accounts payable and other accrued expenses, to a new entity - Samuel Bingham Enterprises, Inc., a wholly-owned subsidiary of Reinhold Industries, Inc. The Company retained liability for bank debt described in Notes 4 and 5, and liabilities to former stockholders described in
       Note 10. The purchase price for the net assets sold was $15,500,000. Following the sale and liquidation of retained liabilities, net cash was distributed to shareholders, and the Company is in the process of being liquidated.

(b)  Pro forma Financial Information.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements as of December 31, 1999 and for the year ended December 31, 1999 are filed herewith:

         Unaudited Pro Forma Condensed Combined Balance Sheet
         Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999, give effect to the acquisition of the Samuel Bingham Company (`SBC") by Samuel Bingham Enterprises, Inc., a wholly-owned subsidiary of Reinhold Industries, Inc. ("the Company"), as if the transaction had occurred at the beginning of the prospective period rather than the actual date of March 9, 2000. The pro forma information is based on the historical financial statements of SBC and the Company giving effect to the transaction under the purchase method of accounting and the adjustments and assumptions set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements.

 The unaudited pro forma condensed combined statement of operations do not necessarily reflect the results of operations of the Company as if the acquisition had actually occurred on the date indicated or which may be obtained in the future. The unaudited pro forma condensed combined financial statements presented should be read in conjunction with the financial statements and related notes of the Company included in the Annual Report (Form 10-KSB) and the Quarterly Report (Form 10-Q) filed on March 27, 2000 and May 12, 2000, respectively, with the Securities and Exchange Commission.




                   REINHOLD INDUSTRIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999
                             (Amounts in thousands)


                                                                                 Pro forma          Pro forma
                                                     Reinhold           SBC     Adjustments          Combined
                                                     --------        ------     -----------          --------
ASSETS
  Current Assets:
    Cash and cash equivilents                        $  9,419      $    147        $ (3,322)         $  6,244
    Accounts receivable                                 4,077         3,498                             7,575
    Inventories                                         4,085         1,662                             5,747
    Prepaid expenses and other current assets           1,157           819            (332) (a)        1,644
                                                       ------        ------          ------            ------
      Total current assets                             18,738         6,126          (3,654)           21,210

    Property, plant and equipment, net                  5,726         4,538                            10,264
    Goodwill, net of amortization                           -             -           6,759  (f)        6,759
    Other assets, less applicable amortization            770            43             (43) (a)          770
                                                       ------        ------          ------            ------
                                                     $ 25,234      $ 10,707        $  3,062          $ 39,003
                                                       ======        ======          ======            ======
Liabilities and stockholders equity
  Current liabilities:
    Accounts payable                                 $  1,825      $  2,077        $      -          $  3,902
    Accrued expenses                                    4,719           685             (54) (a)        5,350
    Notes payable                                                     2,768          (2,768) (a)            -
    Current installments of long-term debt                503           499           1,751  (d)        2,753
                                                       ------        ------          ------            ------
      Total current liabilities                         7,047         6,029          (1,071)           12,005

    Long-term debt, less current portion                1,125         1,040           6,460  (e)        8,625
    Other long-term liabilities                           204         1,024          (1,024) (a)          204

  Stockholders equity:
    Common stock                                           20             9              (9) (a)           20
    Additional paid-in capital                          7,791           262            (262) (a)        7,791
    Retained earnings                                   9,227         3,396          (2,085)           10,538
    Accumulated other comprehensive loss                 (180)           (5)              5  (a)         (180)
    Treasury stock                                                   (1,048)          1,048  (a)            -
                                                       ------        ------          ------            ------
      Net stockholders equity                          16,858         2,614          (1,303)           18,169
                                                       ------        ------          ------            ------
                                                     $ 25,234      $ 10,707        $  3,062          $ 39,003
                                                       ======        ======          ======            ======

See accompanying notes to unaudited pro forma condensed combined financial statements.




                   REINHOLD INDUSTRIES, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1999
                  (Amounts in thousands, except per share data)




                                                                                 Pro forma          Pro forma
                                                     Reinhold           SBC     Adjustments          Combined
                                                     --------        ------     -----------          --------

Net sales                                            $ 39,140      $ 24,206        $      -          $ 63,346
Cost of sales                                          28,357        14,819               -            43,176
                                                       ------        ------          ------            ------
Gross profit                                           10,783         9,387               -            20,170

Selling, general and administrative expenses            5,079         7,095             160  (c)       12,334
                                                       ------        ------          ------            ------
Operating income                                        5,704         2,292            (160)            7,836

Interest (expense) income, net                            100          (326)           (454) (b)         (680)
                                                       ------        ------          ------            ------
Income before taxes                                     5,804         1,966            (614)            7,156

Income taxes                                              763             -              41  (g)          804
                                                       ------        ------          ------            ------
Net income                                           $  5,041      $  1,966        $   (655)         $  6,352

Earnings per share:
Basic                                                 $  2.52                                         $  3.18
Diluted                                               $  2.51                                         $  3.17

Weighted average common shares outstanding:
Basic                                                   1,999                                           1,999
Diluted                                                 2,006                                           2,006




See accompanying notes to unaudited pro forma condensed combined financial statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                     (In thousands, except where indicated)



(a) Assets not purchased and liabilities not assumed in purchase transaction.
(b) Interest expense on note payable and long-term debt prior to acquisition date ($326) offset by estimated interest expense at 8.0% on $11.0 million loan to fund portion of purchase price ($780).
(c) One-time gain on sale of fixed assets ($333) offset by amortization of goodwill ($173).
(d) Current portion of $11.0 million loan to fund portion of purchase price ($2.25 million) less current portion of debt not assumed in purchase transaction ($499).
(e) $11.0 million loan to fund portion of purchase price, less current portion, less $1.25 million of subsequent repayments.
(f) Goodwill at acquisition date of January 1, 1999 ($6.932 million) less subsequent amortization ($173). Goodwill is amortized over 40 years.
(g) Estimated income taxes at Reinhold's current effective tax rate of 3%.

(c)  Exhibits.

         10.1. Asset Purchase Agreement, dated as of February 3, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration Of Trust Dated February 13, 1990, and Joann Barrett, an Illinois resident (together, the "Stockholders"), and Samuel Bingham Enterprises, Inc., an Indiana corporation. (a) (b)

         10.2 Amendment To Asset Purchase Agreement, dated as of March 9, 2000, by and among Samuel Bingham Company, a Delaware corporation, Larry W. Ekstrom, As Trustee Under Declaration Of Trust Dated February 13, 1990, and Joann Barrett, Samuel Bingham Enterprises, Inc., an Indiana corporation, and Samuel Bingham Company (Canada) Limited, an Ontario corporation. (b)

(a) The schedules to this agreement were omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Commission upon request.

(b)  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             REINHOLD INDUSTRIES, INC.


  Date:  May 23, 2000                    By  /s/ MICHAEL T. FURRY

                                             Michael T. Furry
                                             Chief Executive Officer